===================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    ---------

                                    Form 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                  -------------

        Date of Report (Date of earliest event reported) February 9, 1996

                                   CULP, INC.

             (Exact name of registrant as specified in its charter)



        North Carolina                       0-12781                    56-1001967
(State or other jurisdiction of       (Commission File No.)    (IRS Employer Identification
        incorporation)                                                                          No.)



                              101 South Main Street
                        High Point, North Carolina 27260
                    (Address of principal executive offices)
                                 (910) 889-5161
              (Registrant's telephone number, including area code)





          (Former name or former address, if changed since last report)



      ===================================================================

Item 5. Other Events

See Press Release (attached) dated February 9, 1996 related to third quarter earnings for the period ended January 28, 1996.

See Financial Information Release (attached).







                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             CULP, INC.
                                             (Registrant)


                                    By:       Franklin N. Saxon
                                              Franklin N. Saxon
                                              Vice President and
                                              Chief Financial Officer


                                    By:       Stephen T. Hancock
                                              Stephen T. Hancock
                                              General Accounting Manager




Dated:  February 9, 1996

                                (CULP Letterhead)

FOR IMMEDIATE RELEASE



                CULP REPORTS 15% HIGHER THIRD QUARTER NET INCOME
                              --------------------
            NINE-MONTHS RESULTS REFLECT INCREASED SALES AND EARNINGS


HIGH POINT, North Carolina (February 9, 1996) - Culp, Inc. (Nasdaq/NM:CULP) today reported higher sales and earnings for the third fiscal quarter ended January 28, 1996.

         Net sales for the quarter increased 11% to $86.5 million compared with $77.8 million a year ago. Net income for the quarter rose 15% to $2.4 million, or $0.22 per share, compared with $2.1 million, or $0.19 per share, in the third quarter of fiscal 1995.

         The gains for the third quarter brought net sales for the first nine months to $249.5 million, up 12% from $222.6 million in the first nine months of fiscal 1995. Net income for the first nine months rose 9% to $6.9 million, or $0.62 per share, up from $6.4 million, or $0.57 per share, in the year-earlier period.

         Commenting on the results, Robert G. Culp, III, Chief Executive Officer, said, "The growth reflected in Culp's results for the third quarter clearly indicate the value of our strategic initiatives to broaden the company's customer base. In particular, the success of our accelerated marketing plan to increase exports complemented the moderate growth we have experienced thus far this fiscal year in demand from U.S.-based manufacturers of home furnishings. As in the first half, a contribution from Rayonese Textile, which was acquired during the fourth quarter of fiscal 1995, helped our overall corporate results during the third quarter."

         Culp remarked, "Based on the trends at mid-year, we had expected to face a tough environment for growth during the third and fourth quarters. Continuing uncertainty about the outlook for consumer spending remains a factor affecting our business because of the caution with which retailers and manufacturers are controlling inventories. The current level of interest rates certainly presents an encouraging sign regarding purchases of furniture over


                                     -MORE-

CULP Reports Third Quarter Results
Page 2
February 9, 1996
------------------------------------------------------------------------------





the next several quarters, but the more important factors driving demand will be consumer sentiment and confidence in the economy."

         "Our ability to capture an increasing share of business from overseas customers reflects the appeal of our designs as well as the cost competitiveness of our fabrics. European manufacturers account for the largest share of Culp's exports, but we are experiencing rapid growth in shipments to other geographic areas including the Middle East and Asia. We are finding increasing interest from manufacturers outside the United States in our entire product line, but shipments of upholstery fabrics to overseas accounts have been the primary factor accounting for our growth in exports this fiscal year."

         Culp, Inc. is a leading manufacturer and marketer of fabrics for the furniture, bedding, and institutional furnishings markets. The company's common shares are traded on The Nasdaq Stock Market (National Market) under the symbol CULP.


                                   CULP, INC.
                         Condensed Financial Highlights
                                   (Unaudited)



                                                                                      Three Months Ended
                                                                       January 28,               January 29,
                                                                          1996                      1995

Net sales                                                         $         86,476,000      $        77,791,000
Net income                                                                   2,415,000                2,100,000
Earnings per share                                                $               0.22      $              0.19

                                                                                      Nine Months Ended
                                                                       January 28,               January 29,
                                                                          1996                      1995

Net sales                                                         $        249,505,000      $       222,585,000
Net income                                                                   6,930,000                6,350,000
Earnings per share                                                $               0.62      $              0.57


                                      -END-

                    CULP, INC. FINANCIAL INFORMATION RELEASE
                         CONSOLIDATED INCOME STATEMENTS
    FOR THE THREE AND NINE MONTHS ENDED JANUARY 28, 1996 AND JANUARY 29, 1995

                (Amounts in Thousands, Except for Per Share Data)



                                                                                  THREE MONTHS ENDED (UNAUDITED)
                                       --------------------------------------------------------------------------------------------

                                                   Amounts                                             Percent of Sales
                                       -----------------------------------                 -----------------------------------------
                                       January 28,         January 29,         % Over
                                           1996               1995             (Under)                  1996             1995
                                       ---------------  ------------------ ----------------         ---------------- ---------------

Net sales                                      86,476              77,791           11.2 %                  100.0 %          100.0 %
Cost of sales                                  71,447              64,785           10.3 %                   82.6 %           83.3 %
                                       ---------------  ------------------ ----------------         ---------------- ---------------
          Gross profit                         15,029              13,006           15.6 %                   17.4 %           16.7 %

Selling, general and
  administrative expenses                       9,639               8,295           16.2 %                   11.1 %           10.7 %
                                       ---------------  ------------------ ----------------         ---------------- ---------------
          Income from operations                5,390               4,711           14.4 %                    6.2 %            6.1 %

Interest expense                                1,279               1,120           14.2 %                    1.5 %            1.4 %
Interest income                                     0                (14)        (100.0) %                    0.0 %          (0.0) %
Other expense (income), net                       266                 245            8.6 %                    0.3 %            0.3 %
                                       ---------------  ------------------ ----------------         ---------------- ---------------
          Income before income taxes            3,845               3,360           14.4 %                    4.4 %            4.3 %

Income taxes  *                                 1,430               1,260           13.5 %                   37.2 %           37.5 %
                                       ---------------  ------------------ ----------------         ---------------- ---------------
          Net income                            2,415               2,100           15.0 %                    2.8 %            2.7 %
                                       ===============  ================== ================         ================ ===============

Average shares outstanding                     11,232              11,205            0.2 %
Net income per share                            $0.22               $0.19           15.8 %
Dividends per share                           $0.0275              $0.025           10.0 %





                                                                     NINE MONTHS ENDED (UNAUDITED)
                                       --------------------------------------------------------------------------------------------

                                                   Amounts                                         Percent of Sales
                                       -----------------------------------                 --------------------------------------
                                       January 28,         January 29,         % Over
                                           1996               1995             (Under)              1996             1995
                                       ---------------  ------------------ ----------------     ---------------- ----------------

Net sales                                     249,505             222,585           12.1 %              100.0 %          100.0 %
Cost of sales                                 206,171             184,306           11.9 %               82.6 %           82.8 %
                                       ---------------  ------------------ ----------------     ---------------- ----------------
          Gross profit                         43,334              38,279           13.2 %               17.4 %           17.2 %

Selling, general and
  administrative expenses                      27,768              24,227           14.6 %               11.1 %           10.9 %
                                       ---------------  ------------------ ----------------     ---------------- ----------------
          Income from operations               15,566              14,052           10.8 %                6.2 %            6.3 %

Interest expense                                3,964               3,341           18.6 %                1.6 %            1.5 %
Interest income                                     0                (61)        (100.0) %                0.0 %          (0.0) %
Other expense (income), net                       592                 612          (3.3) %                0.2 %            0.3 %
                                       ---------------  ------------------ ----------------     ---------------- ----------------
          Income before income taxes           11,010              10,160            8.4 %                4.4 %            4.6 %

Income taxes  *                                 4,080               3,810            7.1 %               37.1 %           37.5 %
                                       ---------------  ------------------ ----------------     ---------------- ----------------
          Net income                            6,930               6,350            9.1 %                2.8 %            2.9 %
                                       ===============  ================== ================     ================ ================

Average shares                                 11,218              11,203            0.1 %
Net income per share                            $0.62               $0.57            8.8 %
Dividends per share                           $0.0825              $0.075           10.0 %

 *Percent of sales column is calculated as a % of income before income taxes.

                    CULP, INC. FINANCIAL INFORMATION RELEASE
                           CONSOLIDATED BALANCE SHEETS
              JANUARY 28, 1996, JANUARY 29, 1995 AND APRIL 30, 1995
-------------------------------------------------------------------------------

                        (Unaudited, Amounts in Thousands)



                                                                                                       Increase
-------------------------------------------------------------------------------------------------------------------------------
                                                      January 28,        January 29,                  (Decrease)         * April 30,
                                                                                        ---------------------------------------
                                                         1996                1995            Dollars        Percent           1995
                                                   ------------------  -----------------  ------------    ------------    ----------

Current assets
          Cash and cash investments                            1,841                317         1,524         480.8 %         1,393
          Accounts receivable                                 43,642             40,547         3,095           7.6 %        44,252
          Inventories                                         49,960             44,314         5,646          12.7 %        45,771
          Other current assets                                 3,436              2,920           516          17.7 %         3,194
                                                   ------------------  -----------------  ------------    ------------    ----------
                   Total current assets                       98,879             88,098        10,781          12.2 %        94,610

Restricted investments                                             0              1,602       (1,602)       (100.0) %           795
Property, plant & equipment, net                              73,356             69,373         3,983           5.7 %        75,805
Goodwill                                                      23,037             18,850         4,187          22.2 %        22,600
Other assets                                                   2,432              1,215         1,217         100.2 %         1,189
                                                   ------------------  -----------------  ------------    ------------    ----------

                   Total assets                              197,704            179,138        18,566          10.4 %       194,999
                                                   ==================  =================  ============    ============    ==========



Current Liabilities
          Current maturities of long-term debt                11,555              6,100         5,455          89.4 %        11,555
          Accounts payable                                    22,516             24,126       (1,610)         (6.7) %        32,250
          Accrued expenses                                    11,181             10,082         1,099          10.9 %        11,532
          Income taxes payable                                 1,336              1,391          (55)         (4.0) %           661
                                                   ------------------  -----------------  ------------    ------------    ----------
                   Total current liabilities                  46,588             41,699         4,889          11.7 %        55,998

Long-term debt                                                68,112             65,711         2,401           3.7 %        62,187
Deferred income taxes                                          5,381              3,477         1,904          54.8 %         5,418
                                                   ------------------  -----------------  ------------    ------------    ----------
                   Total liabilities                         120,081            110,887         9,194           8.3 %       123,603
Shareholders' equity                                          77,623             68,251         9,372          13.7 %        71,396
                                                   ------------------  -----------------  ------------    ------------    ----------

                   Total liabilities and
                   stockholders' equity                      197,704            179,138        18,566          10.4 %       194,999
                                                   ==================  =================  ============    ============    ==========
Shares outstanding                                            11,265             11,205            60           0.5 %        11,205
                                                   ==================  =================  ============    ============    ==========


*Derived from audited financial statements.

                    CULP, INC. FINANCIAL INFORMATION RELEASE
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
         FOR THE NINE MONTHS ENDED JANUARY 28, 1996 AND JANUARY 29, 1995
                        (Unaudited, Amounts in Thousands)



                                                                                               NINE MONTHS ENDED
                                                                                           -----------------------

                                                                                                  Amounts
                                                                                           ---------------------
                                                                                           January 28, January 29,
                                                                                               1996       1995
                                                                                            -------    -------

Cash flows from operating activities:
     Net income                                                                               6,930      6,350
     Adjustments to reconcile net income to net
         cash provided by (used in) operating activities:

Depreciation                                                                                  9,278      8,237
Amortization of intangible assets                                                               544        458
            Provision for deferred income taxes                                                 (37)      (272)
            Changes in assets and liabilities:
                Accounts receivable                                                             610     (3,804)
                Inventories                                                                  (4,189)    (7,718)
                Other current assets                                                           (242)      (421)
                Other assets                                                                 (1,343)      (761)
                Accounts payable                                                             (9,734)    (4,340)
                Accrued expenses                                                               (351)     1,924
                Income taxes payable                                                            675        755
                                                                                            -------    -------
                  Net cash provided by (used in) operating activities                         2,141        408
                                                                                            -------    -------
Cash flows from investing activities:
  Capital expenditures                                                                       (7,710)   (13,606)
  Purchases of restricted investments                                                             0        (60)
  Proceeds from sale of restricted investments                                                  795      1,381
  Business acquired                                                                               0          0

                                                                                            -------    -------
            Net cash provided by (used in) investing activities                              (6,915)   (12,285)
                                                                                            -------    -------
Cash flows from financing activities:
     Proceeds from issuance of long-term debt                                                10,500     20,000
          Principal payments on long-term debt                                               (4,575)    (9,751)
          Net increase (decrease) in bank overdrafts                                              0          0
Dividends paid                                                                                 (926)      (840)
Proceeds from sale of common stock                                                              223         92
                                                                                            -------    -------
                   Net cash provided by (used in) financing activities                        5,222      9,501
                                                                                            -------    -------

Increase (decrease) in cash and cash investments                                                448     (2,376)

Cash and cash investments at beginning of period                                              1,393      2,693
                                                                                            -------    -------

Cash and cash investments at end of period                                                    1,841        317
                                                                                             =======    =======

                    CULP, INC. FINANCIAL INFORMATION RELEASE
                               FINANCIAL ANALYSIS
                                JANUARY 28, 1996




                                                                 FISCAL 95                                             FISCAL 96
                                     -----------------   ---------------------------------------------------------------------------
                                           Q3                     Q1                   Q2                   Q3                   Q4
                                     -----------------   ---------------------------------------------------------------------------
INVENTORIES
          Inventory turns                         6.0                     5.1                  6.0                  5.7

RECEIVABLES
          Days sales in  receivables               44                      45                   47                   43
          Percent current &
          less than 30
          days past due
          (Trade only)                           98.9%                   97.0%                98.2%                99.0%

WORKING CAPITAL
          Current ratio                           2.1                     2.0                  1.9                  2.1
          Working capital                         5.5                     5.4                  5.4                  5.3
          turnover
          Working capital                     $46,399                 $45,069              $46,373              $52,266
          Working capital as a % of sales        14.9%                   15.6%                12.8%                15.1%


PROPERTY, PLANT & EQUIPMENT
          Depreciation rate                      9.2%                    8.9%                 8.9%                 8.9%
          Percent property, plant &
            equipment are depreciated           45.0%                   44.9%                46.7%                48.0%
          Capital expenditures                $18,058 (1)              $3,006               $2,084               $2,620

PROFITABILITY
          Net profit margin                      2.7%                    2.1%                 3.3%                 2.8%
          Gross profit margin                   16.7%                   16.9%                17.8%                17.4%
          Operating income margin                6.1%                    5.2%                 7.1%                 6.2%
          SG & A expenses/net sales             10.7%                   11.7%                10.7%                11.1%
          Return on beginning
          capital employed                       6.9%                    4.2%                 8.3%                 6.7%
          Return on beginning equity            13.4%                    8.5%                16.8%                13.5%
          Earnings per share                    $0.19                   $0.14                $0.27                $0.22

LEVERAGE (3)
          Interest & dividend coverage           3.2                     2.3                  3.7                  3.2
          Total liabilities/equity             160.1%                  165.4%               166.0%               154.7%
          Long-term debt/equity                 93.9%                   93.2%                86.4%                87.7%
          Funded debt/equity                   102.9%                  109.1%               101.8%               102.6%
          Funded debt/capital employed          50.7%                   52.2%                50.4%                50.6%
          Funded debt                         $70,209                 $79,217              $76,692              $79,667
          Funded debt/EBITDA (LTM)               2.26                    2.42                 2.27                 2.29

OTHER
          Book value per share                  $6.09                   $6.48                $6.72                $6.89
          Employees at quarter end              2,656                   2,773                2,847                2,886
          Sales per employee (annualized)    $118,000                $105,000             $129,000             $121,000
          Capital employed (3)               $138,460                $151,841             $152,043             $157,290
          Effective income tax rate              37.5%                   35.3%                37.8%                37.2%
          EBITDA (2)                           $7,523                  $6,852               $9,494               $8,450
          EBITDA/net sales                       9.8%                    9.5%                10.5%                 9.8%

(1) Expenditures for entire year
(2) Earnings before interest, income taxes, and depreciation & amortization.
(3) Total liabilities, long-term debt, funded debt and capital employed are all net of restricted investments.

                    CULP, INC. FINANCIAL INFORMATION RELEASE
                             SALES BY BUSINESS UNIT
             FOR THREE MONTHS AND NINE MONTHS ENDED JANUARY 28, 1996
                              AND JANUARY 29, 1995

                             (AMOUNTS IN THOUSANDS)


                                                                               THREE MONTHS ENDED (UNAUDITED)
                                     -----------------------------------------------------------------------------------------------

                                                  Amounts                                             Percent of Total Sales
                                     ----------------------------------                   ------------------------------------------
                                       JANUARY 28,       January 29,         % Over
              Business Units              1996              1995              (Under)               1996                   1995
------------------------------------ ----------------  ----------------   ----------------------------------------------------------

Upholstery Fabrics
  Flat Wovens
    Existing Culp                             20,685            20,940            (1.2) %                   23.9 %           26.9 %
    Rossville/Chromatex                       18,567            16,397             13.2 %                   21.5 %           21.1 %
                                     ----------------  ----------------   ----------------         ---------------- ----------------
                                              39,252            37,337              5.1 %                   45.4 %           48.0 %

  Velvets/Prints                              31,836            28,307             12.5 %                   36.8 %           36.4 %
                                     ----------------  ----------------   ----------------         ---------------- ----------------
                                              71,088            65,644              8.3 %                   82.2 %           84.4 %

Mattress Ticking                              15,388 *          12,147             26.7 %                   17.8 %           15.6 %
                                     ----------------  ----------------   ----------------         ---------------- ---------------

                                              86,476            77,791             11.2 %                  100.0 %          100.0 %
                                     ================  ================   ================         ================ ================


                                                                        NINE MONTHS ENDED (UNAUDITED)
                                     -----------------------------------------------------------------------------------------------

                                                  Amounts                                             Percent of Total Sales
                                     ----------------------------------                   ------------------------------------------
                                       JANUARY 28,       January 29,         % Over
              Business Units              1996              1995              (Under)               1996                   1995
------------------------------------ ----------------  ----------------   ----------------------------------------------------------
Upholstery Fabrics
  Flat Wovens
    Existing Culp                             60,984            63,387            (3.8) %                   24.4 %           28.5 %
    Rossville/Chromatex                       51,885            47,295              9.7 %                   20.8 %           21.2 %
                                     ----------------  ----------------   ----------------         ---------------- ----------------
                                             112,869           110,682              2.0 %                   45.2 %           49.7 %

  Velvets/Prints                              87,440            75,390             16.0 %                   35.0 %           33.9 %
                                     ----------------  ----------------   ----------------         ---------------- ----------------
                                             200,309           186,072              7.7 %                   80.3 %           83.6 %

Mattress Ticking                              49,196 *          36,513             34.7 %                   19.7 %           16.4 %
                                     ----------------  ----------------   ----------------         ---------------- ----------------

                                             249,505           222,585             12.1 %                  100.0 %          100.0 %
                                     ================  ================   ================         ================ ================




* Includes Rayonese shipments of $1,910 for the three months and $5,732 for the nine months. The percent increase in sales without rayonese was 11.0% for the three months and 19.1% for the nine months.

                    CULP, INC. FINANCIAL INFORMATION RELEASE
                   EXPORT AND FOREIGN SALES BY GEOGRAPHIC AREA
             FOR THREE MONTHS AND NINE MONTHS ENDED JANUARY 28, 1996
                              AND JANUARY 29, 1995

                             (AMOUNTS IN THOUSANDS)

                                                                      THREE MONTHS ENDED (UNAUDITED)
                                    ------------------------------------------------------------------------------------------------

                                                 Amounts                                             Percent of Total Sales
                                    ----------------------------------                   -------------------------------------------
                                      JANUARY 28,       January 29,         % Over
              Geographic Area            1996              1995              (Under)               1996                   1995
----------------------------------- ----------------  ----------------   -----------------------------------------------------------
North America (Excluding USA)                 5,488             3,412             60.8 %                   28.9 %           23.0 %
Europe                                        5,590             6,047            (7.6) %                   29.5 %           40.8 %
Middle East                                   2,383             1,738             37.1 %                   12.6 %           11.7 %
Far East & Asia                               2,738             2,008             36.4 %                   14.4 %           13.6 %
South America                                   320               490           (34.7) %                    1.7 %            3.3 %
All other areas                               2,451             1,123            118.3 %                   12.9 %            7.6 %
                                    ----------------  ----------------   ----------------         ---------------- -----------------

                                             18,970 *          14,818             28.0 %                  100.0 %          100.0 %
                                    ================  ================   ================         ================ =================

                                                                       NINE MONTHS ENDED (UNAUDITED)
                                    ------------------------------------------------------------------------------------------------

                                                 Amounts                                             Percent of Total Sales
                                    ----------------------------------                   -------------------------------------------
                                      JANUARY 28,       January 29,         % Over
              Geographic Area            1996              1995              (Under)               1996                   1995
----------------------------------- ----------------  ----------------   -----------------------------------------------------------
North America (Excluding USA)                16,275            11,204             45.3 %                   30.7 %           27.7 %
Europe                                       13,072            12,937              1.0 %                   24.7 %           31.9 %
Middle East                                   7,933             4,506             76.1 %                   15.0 %           11.1 %
Far East & Asia                               7,578             6,139             23.4 %                   14.3 %           15.2 %
South America                                 1,163             1,674           (30.5) %                    2.2 %            4.1 %
All other areas                               6,941             4,049             71.4 %                   13.1 %           10.0 %
                                    ----------------  ----------------   ----------------         ---------------- ----------------

                                             52,962 *          40,509             30.7 %                  100.0 %          100.0 %
                                    ================  ================   ================         ================ =================


* Includes Rayonese shipments of $1,910 for the three months and $5,732 for the nine months. The percent increase in sales without rayonese was 15.1% for the three months and 16.6% for the nine months.

                                Culp, Inc.
                     SALES BY BUSINESS UNIT - TREND ANALYSIS
                            1994 vs 1995 vs 1996

                             (Amounts in thousands)

                    Fiscal 1994                          Fiscal 1995                          Fiscal 1996
  Business Units      Q1     Q2     Q3     Q4    TOTAL     Q1     Q2     Q3     Q4    TOTAL     Q1     Q2     Q3     Q4    TOTAL
Upholstery Fabrics
  Flat Wovens
    Culp Textures   17,444 20,073 19,673 21,127 78,317   19,613 22,834 20,940 21,738 85,125   17,584 22,715   20,685      60,984
    Rossville/Chromatxt  0      0 14,330 16,717 31,047   15,140 15,758 16,397 16,470 63,765   15,358 17,960   18,567      51,885
                    17,444 20,073 34,003 37,844 109,364  34,753 38,592 37,337 38,208 148,890  32,942 40,675   39,252     112,869

  Velvets/Prints    20,888 24,518 23,714 27,916 97,036   20,644 26,439 28,307 31,413 106,803  23,523 32,081   31,836      87,440
                    38,332 44,591 57,717 65,760 206,400 55,397 65,031 65,644 69,621  255,693  56,465 72,756   71,088     200,309

Mattress Ticking     8,251  9,395  9,531 11,472 38,649   10,952 13,414 12,147 15,820 52,333   15,892 17,916   15,388      49,195

                    46,583 53,986 67,248 77,232 245,049  66,349 78,445 77,791 85,441 308,026  72,357 90,672   86,476     249,505


                                             Percent increase(decrease) from prior year:
  Business Units

Upholstery Fabrics
  Flat Wovens
    Culp Textures     (6.5)  (5.2)   3.8    0.3   (1.9)    12.4   13.8    6.4    2.9    8.7    (10.3)  (0.5)   (1.2)        (3.8)
    Rossville/Chroma   N/A    N/A    N/A    N/A    N/A    100.0  100.0   14.4   (1.5) 105.4      1.4   14.0    13.2          9.7
                      (6.5)  (5.2)  79.4   79.7   37.0     99.2   92.3    9.8    1.0   36.1     (5.2)   5.4     5.1           2.0

  Velvets/Prints       7.4   16.5   10.0    8.3   10.5     (1.2)   7.8   19.4   12.5   10.1     13.9   21.3    12.5         16.0
                       0.6    5.7   42.5   40.4   23.1     44.5   45.8   13.7    5.9   23.9      1.9   11.9     8.3           7.7

Mattress Ticking       7.5   10.4   27.6   21.2   16.7     32.7   42.8   27.4   37.9   35.4     45.1   33.6    26.7          34.7

                       1.7    6.4   40.2   37.2   22.0     42.4   45.3   15.7   10.6   25.7      9.1   15.6    11.2          12.1



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                    CULP, INC. FINANCIAL INFORMATION RELEASE
                               FINANCIAL NARRATIVE
           for the three and nine months period ended January 28, 1996



INCOME STATEMENT COMMENTS

o GENERAL - The company is pleased to report solid sales and profit gains for its third fiscal quarter in spite of a) the continued significant sales weakness in the U. S. retail furniture and bedding industries and b) the raw material price increases which the company has received over the last year. This quarter's performance marks the thirteenth consecutive quarter of record earnings and the eleventh consecutive quarter of record sales. Additionally, for the first nine months, the company achieved a return on shareholders' equity of 12.9%.

         The company attributes this successful record to, among other things, two key growth strategies: (1) a focus on markets, other than U.S. Residential Furniture, such as Bedding, Export, Contract and Home Textiles, in order to reduce our dependency on one cyclical and geographical area; and (2) investment in the creative side of our business -- the company has significantly increased the resources (both designers and CAD systems) dedicated to the design and product development areas in each business unit over the last eighteen months.

o NET SALES - Upholstery fabric sales increased 8.3% to $71.1 million and mattress ticking sales increased 26.7% to $15.4 million for the quarter in comparison to the same quarter of last year. (See Sales by Business Unit schedule on page 5 and Sales by Business Unit - Trend Analysis on page 7.) Three of our four business units reported substantial sales gains for the quarter:
Mattress Ticking - up 26.7%; Velvets/Prints - up 12.5%; and Rossville/Chromatex up 13.2%, while our Culp Textures business unit reported essentially flat results. The percent of sales gain for Rossville/Chromatex and Culp Textures represent sharp improvement over the first half's sales comparisons. Comments on current backlogs and incoming order rates versus last year are as follows:
Mattress Ticking - up slightly; Culp Textures - flat, with strength in the jacquard product line and weakness in the dobby line; Rossville/Chromatex - up moderately with strength in both dobby and jacquard product lines; and Velvets/Prints - up moderately, with strength in the wet prints, heat-transfer prints and woven velvet product lines. The results of the Velvets/Prints business unit were substantially improved from the third quarter and first nine months of last year. The company instituted an "across-the-board" price increase of approximately 2%, generally effective for shipments after October 1, 1995.

         Export and foreign sales, including sales from Rayonese of $1.9 million, were up 28.0% for the quarter, with particular strength in the Middle East and the Far East and Asia. The majority of the export growth is coming from the Culp Textures and Rossville/Chromatex business units, with particular strength in the jacquard product lines. The company is enjoying increasing success in marketing its upholstery fabric products internationally. We are encouraged by our growing customer base throughout the world and the increasing percentage that our Culp Textures and Rossville/Chromatex product lines represent of our total export shipments. Offsetting somewhat these positive trends, however, export shipments of mattress ticking are off considerably. The weakness resulted principally from lower shipments to Mexico and Brazil. The overall outlook for export sales gains remains good.

         The U.S. bedding and home textiles (particularly "top of the bed") markets have softened significantly since early August. This retail weakness has resulted in a somewhat slower rate of growth in our mattress ticking business unit, which includes Rayonese. The company believes this softness is temporary and that business conditions will turn more positive in early 1996.






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             CULP, INC. FINANCIAL INFORMATION RELEASE (page 9 of 9)
                         FINANCIAL NARRATIVE - continued
           for the three and nine month periods ended January 28, 1996




o GROSS PROFIT - The gross profit increase of 15.6% for the quarter reflects a significant gain in Velvets/Prints and a moderate gain in Culp Textures. These increases were partially offset by a slight decrease in Rossville/Chromatex. The company's margins, in all business units, are being affected by the significant price increases in its raw materials over the last year. The company has been unable to pass along all of the cost increases it has received. For the near term (fourth quarter), the company is expecting gross profit gains in all of its business units, with strongest gains in Velvets/Prints.

o S,G & A EXPENSES - S,G&A expenses for the quarter were up as a percentage of sales to 11.1% from 10.7%. This increase is due to higher marketing and design expenses during this quarter.

o INTEREST EXPENSE - The increase for the quarter is due to additional borrowings related to the Rayonese acquisition, capital expenditures and higher levels of working capital necessary to support sales growth.

o EBITDA - EBITDA for the quarter increased $927,000, or 12.3%, from last year's third quarter, and represented 9.8% of net sales compared with 9.8% of net sales last year.

BALANCE SHEET COMMENTS

o WORKING CAPITAL - The increase in inventories over fiscal year end is attributable to higher raw material inventories, which are being reduced during the balance of our fiscal year. The company has made excellent progress in reducing finished goods inventory in the last three quarters, with a 5% decrease from fiscal year end and a 10% decrease from third quarter of last year. This is particularly noteworthy because the company has historically built finished goods inventory during the first half of its fiscal year.

o PROPERTY, PLANT AND EQUIPMENT - For fiscal 1996, the company has increased its capital spending plans from $11.0 million to $15.5 million due to accelerating two projects previously scheduled for fiscal 1997. The projects, scheduled to be completed during April and May 1996, involve expanding the company's production capacity for its jacquard and wet prints product lines. These new projects will have the capacity to generate an estimated $25.0 million in annual sales on a full utilization basis. Depreciation expense for fiscal 1996 is expected to approximate $13.5 million. For fiscal 1997, the company believes its capital spending will be in the range of $10 to $13 million.

o LONG-TERM DEBT - At January 28, 1996, the company had $15.7 million in IRB borrowings, $20.5 million in borrowings under its revolving credit facility, $37.0 million in a term facility, $1.0 million in a subordinated note payable and $5.5 million in a convertible note payable. The current maturities of $11.6 million includes: $6.0 million repayment of the term loan, $100,000 repayment of IRBs and the entire amount of the convertible note payable because the note is callable by the holder, beginning March 6, 1996. The convertible note has been called and the company plans to repay the note during March 1996 with funds from the company's bank credit facilities. With its interest rate swap agreements totalling $25.0 million, the company has effectively "fixed" 43% of its bank borrowings ($57.5 million) at a weighted average interest rate of 7.1%. The company's funded debt to capital ratio was 50.6%, at January 28, 1996, down from 50.7% at January 29, 1995.




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